DRYDEN GLOBAL TOTAL RETURN FUND, INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102




March 1, 2006




VIA EDGAR LINK

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	Dryden Global Total Return Fund, Inc.
	File No. 811-04661



Ladies and Gentlemen,

Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the fiscal year ended December 31, 2005. The enclosed is being filed electronically via the EDGAR system.

Yours truly,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary

Enclosure




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 22nd day of February 2006.


Dryden Global Total Return Fund, Inc.
File No. 811-04661



By:  /s/Jonathan D. Shain			By:  /s/ Floyd L. Hoelscher
Jonathan D. Shain				Floyd L. Hoelscher
	Assistant Secretary				Witness





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